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                                                                     EXHIBIT 5.1



                                 June 17, 1998



software.net Corporation
3031 Tisch Way, Ste. 900
San Jose, California  95128

           Re:       Registration Statement on Form S-1

Dear Ladies and Gentlemen:


           We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on April 27, 1998, as amended by Amendments Nos. 1, 2, 3, 4, 5 and 6 dated May 18, 1998, May 27, 1998, June 11, 1998, June 12, 1998, June 16, 1998 and June 17, 1998, respectively (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of a total of 5,000,000 shares of your Common Stock (the "Shares"), to be sold by the Company. The Shares include an over-allotment option to purchase 750,000 shares granted to the underwriters and are to be sold to the underwriters as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.


           It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

           We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                   Sincerely,


                                   /s/ JACKSON TUFTS COLE & BLACK, LLP
                                   ---------------------------------------------
                                   Jackson Tufts Cole & Black, LLP